Exhibit 99.1

December 6, 2018

Special Dividend: 6.44%

I am pleased to announce that on December 6, 2018, the Bank’s Board of Directors declared a special dividend on the capital stock outstanding during the third quarter of 2018 at an annualized rate of 6.44%, or $1.62247206 per share. The dividend will total $50 million.

This decision reflects a number of positive factors, including the Bank’s strong earnings and capital position.

The special dividend will be paid in cash based on the average daily balance of stock owned by the shareholder during the third quarter. The special dividend will be credited to your institution’s Settlement/Transaction Account on Wednesday, December 19, 2018, and the funds will become available for withdrawal on the following business day. The dividend payment will appear on your institution’s Dividend Transaction Statement and STA Statement in the reports section of the member portal.

As always, our goal is to help you meet the credit needs of your communities. If you have any questions about the special dividend, please contact your Relationship Manager.

Sincerely,

Greg Seibly
President and Chief Executive Officer

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This bulletin contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to expected dividend payments. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “will,” or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory actions and future operating results. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.